UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/21/2006

LEARNING TREE INTERNATIONAL INC
(Exact name of registrant as specified in its charter)

Commission File Number:  0-27248

DE	95-3133814
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

400 North Continental Boulevard, Suite 200, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

310-417-9700
(Registrant’s telephone number, including area code)

6053 W. Century Boulevard, Los Angeles, CA 90045-0028
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 17, 2006, Learning Tree International, Inc. ("Learning Tree") received a letter from Wilford D. Godbold, Jr., one of its directors, stating that he had decided not to stand for reelection as a director at Learning Tree's 2006 annual meeting of stockholders. Accordingly, in order to provide for time to locate an additional independent director, the Board of Directors determined to amend the bylaws of Learning Tree to reduce the size of the Board from seven members to six members effective as of the end of its 2006 annual meeting of stockholders.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

By unanimous written consent dated as of February 21, 2006, the Board of Directors of Learning Tree amended the bylaws of Learning Tree to reduce the size of the Board from seven members to six members effective as of the end of the 2006 annual meeting of stockholders.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEARNING TREE INTERNATIONAL INC

Date: February 21, 2006	By:	/s/ Nicholas R. Schacht
Nicholas R. Schacht
Chief Executive Officer